Exhibit 99.1

FOR IMMEDIATE RELEASE

Rice Energy Announces Public Offering of Common Stock

CANONSBURG, Pa., April 12, 2016 /PRNewswire/ - Rice Energy Inc. (NYSE: RICE) (“Rice Energy”) today announced the commencement of an underwritten public offering of 23,500,000 shares of its common stock. Rice Energy is offering 20,000,000 shares of its common stock, and the selling stockholder named in the registration statement, NGP Rice Holdings LLC (an affiliate of Natural Gas Partners), is offering 3,500,000 shares of Rice Energy’s common stock. The selling stockholder expects to grant the underwriter a 30-day option to purchase up to an additional 3,525,000 shares of Rice Energy’s common stock.

Rice Energy intends to use a portion of the net proceeds from this offering to acquire Marcellus and Utica assets in central Greene County, Pennsylvania from Alpha Natural Resources, Inc. for $200 million (the “Alpha Acquisition”) and the remainder for general corporate purposes. If the Alpha Acquisition is not consummated, Rice Energy intends to use the net proceeds for general corporate purposes, which may include the funding of a portion of its 2017 capital budget. Rice Energy will not receive any of the proceeds from the sale of shares of its common stock held by the selling stockholder.

Goldman, Sachs & Co. is acting as sole book-running manager of the offering.

The offering is being made only by means of a prospectus supplement and accompanying prospectus. A copy of the preliminary prospectus supplement and accompanying prospectus relating to the offering may be obtained from the offices of:

Goldman, Sachs & Co.

Attn: Prospectus Department

200 West Street

New York, NY 10282

Email: prospectus-ny@ny.email.gs.com

Telephone: (866) 471-2526

An electronic copy of the preliminary prospectus supplement and accompanying prospectus may also be obtained at no charge at the Securities and Exchange Commission’s (“SEC”) website at www.sec.gov.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus supplement and accompanying prospectus, each of which is part of an effective shelf registration statement filed by Rice Energy with the SEC.

About Rice Energy

Rice Energy Inc. is an independent natural gas and oil company engaged in the acquisition, exploration and development of natural gas and oil properties in the Appalachian Basin.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control. All statements, other than historical facts included or incorporated herein that address activities, events or developments that we expect or anticipate will or may occur in the future, including such things as the completion, timing, size, proceeds and the use of proceeds of the proposed offering, are forward-looking statements. All forward-looking statements speak only as of the date of this release. Although we believe that the plans, intentions and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions or expectations will be achieved. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements.

We caution you that these forward-looking statements are subject to risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. Furthermore, the proposed offering and Alpha Acquisition may not be completed as described or at all. Information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our Forms 10-K, 10-Q and 8-K. Consequently, all of the forward-looking statements made in this news release are qualified by these cautionary statements and there can be no assurances that the actual results or developments anticipated by us will be realized, or even if realized, that they will have the expected consequences to or effects on us, our business or operations. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Contact:

Julie Danvers, Director of Investor Relations

(832) 708-3437

Julie.Danvers@RiceEnergy.com